Exhibit 99.1

For Further Information, Contact:

Investor Relations Contact:
STM Wireless
Joseph J. Wallace
(949) 753-7864

Corporate Communications:
Joseph J. Wallace
(949) 753-7864

Fax: (949) 753-1122
Web Site:www.stmi.com

STM Wireless Awarded Patent On New CDMA Technology; Patented
Technology Can Reduce Cost of Broadband VSAT and Associated Hub Equipment

     STM WIRELESS, INC. (STM), (Nasdaq NM:STMI) today announced that its patent application for a special form of Code Division Multiple Access (CDMA), called Cyclic Code Phase Multiple Access (CPMA) has been awarded under US patent US6108317.

     The patented technology provides all the benefits of classic CDMA, while significantly reducing the cost of the network infrastructure, particularly for applications involving a large number of simultaneous users as encountered in broadband satellite networks. Designed for a low to moderate throughput in the upstream channel, the technology is applicable to Ka-band SOHO and consumer VSAT applications and is complementary to STM’s current line of TDMA VSATs.

     Conventional CDMA techniques, when applied to VSAT networks, use a unique code for each VSAT transmission, requiring an independent receiver for each code. For large networks, this can result in a very large and expensive hub. STM’s CPMA enables simultaneous demodulation of transmission by a large group of VSATs using a common receiver, thereby greatly reducing the size and cost of the hub. This is done by using a cyclic manipulation of a common base code to create the CDMA code set. By constructing a double-cyclic code set, full channel loading is achieved with the bandwidth efficiency of QPSK.

     The CPMA technique developed by STM is part of its ongoing research and development to innovate new technologies which may be used in DVB based two-way broadband satellite networks using the Ka-band spectrum with very small antennas. While the patented technology has been developed for use in bent-pipe satellites, it can also be used in on-board processing systems in order to reduce the size and complexity of onboard receivers. The CPMA technology results in efficient use of available spectrum, in addition to allowing a significant reduction in the size and cost of the VSAT transmitter and associated hub equipment.

      STM plans to explore the application of CPMA in the design of low cost VSAT and hub equipment for future Ka-Band networks. Emil Youssefzadeh, STM’s Chief Executive Officer, said, “Our vision of future broadband VSATs involves a 12 to 18 inch Ka-band terminal that can be deployed in a mass consumer market for use with spot beam satellites that are scheduled to go into operation over the next two to three years. Our new CPMA technology and the patent award is a major milestone for making such a vision a reality.”

     About STM Wireless, Inc.

     STM Wireless(R), Inc., headquartered in Irvine, California, is an international provider of communications solutions for satellite telephony and data applications, including broadband and Internet access products with equipment installed in over 90 countries. For more information, call STM at 949/753-7864 (in the U.S.) or check STM’s website at www.stmi.com.

    Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

     This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, from time to time, STM Wireless, Inc. or its representatives have made or may make forward-looking statements, orally or in writing. The words “estimate”, “project”, “potential”, “intended”, “expect”, “ believe” and similar expressions or words are intended to identify forward-looking statements. Such forward-looking statements may be included in, but are not limited to, various filings made by the Company with the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the Company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. As discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 1999, and its Form 10-Q for the first and second quarters of fiscal 2000, the Company’s future operating results are uncertain and may be impacted by the following factors, among others: the long-term cycle involved in completing major contracts, particularly in foreign markets; increasing competitive pressures; general economic conditions; technological advances; financing risks; the timing of new product introductions; political and economic risks involved in foreign markets and foreign currencies; and the timing of operating and other expenditures.